                                                                      EXHIBIT 21
                             SUBSIDIARIES OF REGISTRANT

                                                   STATE
                                                     OF
                     COMPANY                   INCORPORATION
                     -------                   -------------

    PMC Investment Corporation                   Florida
    Western Financial Capital Corporation        Florida
    First Western SBLC, Inc.                     Florida
    PMC Funding Corp.                            Florida
    PMC Advisers, Ltd.                           Texas
    PMC Capital Corp. 1996-A                     Delaware
    PMC Asset Management, Inc.                   Texas
    PMC Trust 1996-A                             Delaware
    PMC Capital Limited Partnership              Delaware
    Asset Investments Series A, L.L.C.           Delaware
    First Western Series 1994-1 L.L.C.           Delaware
    FW 97 L.L.C.                                 Delaware
    PMC Capital, L.P. 1998-1                     Delaware
    PMC Capital Corp. 1998-1                     Delaware
    PMC Capital, L.P. 1999-1                     Delaware
    PMC Capital Corp. 1999-1                     Delaware